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                                                                   Exhibit 10.48

                  ASSIGNMENT OF DSL LINES AND MUTUAL RELEASE

     This agreement ("Agreement") is entered into as of March 16, 2001 (the "Effective Date") between Rhythms Links Inc., a Delaware corporation, and Rhythms NetConnections Inc., a Delaware corporation (collectively, "Rhythms"), on the one hand, and Steel Enterprise Holdings, Inc. (fka Winfire, Inc.), a Delaware corporation ("SEH"), on the other hand.

     Whereas, SEH is a broadband software developer, consulting firm, and internet service provider engaged in the provision of Internet connectivity, web-hosting, email and other services to residential and business customers.

     Whereas, on March 5, 2001, SEH submitted a Plan For Conversion of Debt of Creditors of Steel Enterprise Holdings to the outstanding creditors of SEH, in an effort to prevent an immediate filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California.

     Whereas, pursuant to one or more agreements ("Provisioning Agreements"), Rhythms agreed to supply to SEH DSL-equipped circuits provisioned over the same incumbent local exchange carrier's ("ILEC") facilities as the ILEC's local voice services ("Line-Shared DSL Circuits").

     Whereas, each of Rhythms and SEH has alleged that the other and its officers have made various intentional and negligent misrepresentations to the other and have breached various obligations arising from the Provisioning Agreements.

     Whereas, pursuant to the Provisioning Agreements, Rhythms is currently owed $964,571 by SEH (the "A/R").

     Whereas, pursuant to the Provisioning Agreements, Rhythms pre-paid SEH $2,861,000 in funds it has internally designated as Marketing Development Funds (the "MDF Funds").

     Whereas, it is the desire of the parties hereto to settle and release all such claims against one another and their respective officers.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Assignment of Lines.

         (a) SEH hereby assigns to Rhythms all of SEH's rights to the Line-Share DSL Circuits installed by Rhythms and/or ordered from
              Rhythms by SEH and not yet installed (collectively, the "Installed or Ordered Circuits"), and SEH shall have no further obligations to Rhythms in connection with the Installed or Ordered Circuits. Notwithstanding the foregoing, for a period not to exceed sixty
              (60) days following the effective date of this Agreement, SEH shall use commercially reasonable efforts to continue to support the end users of the installed Line-Shared DSL Circuits (the "End Users") until Rhythms has
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              transitioned the End Users to being direct customers of Rhythms or a third-party Internet service provider ("ISP"). For the period of thirty (30) days, SEH will use commercially reasonable efforts to assist Rhythms in the transition of the End Users to being direct customers of Rhythms or a third-party ISP, and shall provide to Rhythms such customer information as Rhythms may reasonably request, including, but not limited to, customer e-mail addresses and credit card information.

         (b) Rhythms acknowledges that not all End Users will elect to become customers of Rhythms or a third-party ISP. Accordingly, Rhythms agrees that SEH shall not be liable for any cancellations by End Users of their Line-Shared DSL Circuit service. Without limiting the foregoing, SEH shall not be obligated to pay any cancellation fees or other charges to Rhythms.

         (c) Rhythms shall not be obligated to accept any further orders of Line-Shared DSL Circuits from SEH until such time as SEH's financial condition improves to the mutual satisfaction of Rhythms and SEH. At such time, SEH and Rhythms shall engage in good faith negotiations regarding the acquisition by SEH of future end users of Line-Shared DSL Circuits.

     2. Issuance of Series C Preferred Stock. In complete payment, and full satisfaction, of the A/R and repayment of the MDF Funds, SEH shall issue to Rhythms 2,034,878 shares of Series C Preferred Stock (the "Stock").

     3. SEH Representations and Warranties. To induce Rhythms to enter into this Agreement and to accept the Stock in payment and complete satisfaction of the A/R and MDF Funds, SEH herby represents and warrants to Rhythms that:

         (a) Corporate Existence; Compliance with Law. SEH and each of its subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the corporate power, authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

         (b) Corporate Power; Authorization; Enforceable Obligations. SEH has the corporate power, authority and the legal right to make, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance this Agreement. No material consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of Rhythms, and constitutes a legal, valid and binding obligation of SEH, enforceable against SEH in accordance with its terms, except as such
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              enforceability may be limited by applicable bankruptcy,
              insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) Securities. Upon the Effective Date, all shares of Stock to be issued pursuant to this Agreement will have been duly and validly issued and will be fully paid and nonassessable and free and clear of any lien, charge or other encumbrance or claim, and the issuance thereof will not be subject to any preemptive or similar rights.

     4.  Mutual Release.

         (a) This Agreement shall be effective as a full and final accord and satisfaction in settlement of, and as a bar to each and every claim, demand, debt, invoice, trade debt, account receivable, account, reckoning, liability, obligation, cost, expense, lien, action and cause of action, any party hereto (including any affiliate of any party hereto) has, or has had, against the other party hereto and/or any of such party's officers, agents, directors, shareholders, subcontractors, parents, subsidiaries, employees and affiliates (collectively, the "Released Parties") arising out of or relating to the Installed or Ordered Circuits and/or any and all prior discussions and/or agreements between the parties, oral or written (including, without limitation, the Provisioning Agreements).

         (b) In connection with such waiver and relinquishment, the parties hereto acknowledge that they are aware that they may hereafter discover facts different from or in addition to the facts they now know or believe to be true with respect to the subject matter of this Agreement, but it is their intention to fully, finally, absolutely and forever settle any and all claims, disputes and differences which now exist or heretofore have existed (collectively, "Claims") between any of the Released Parties arising out of or related to the matters described above, and that in furtherance of such intention, the mutual releases herein given shall be and remain in effect as full and complete general mutual releases notwithstanding the discovery of such different or additional facts.

         (c) The parties represent that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
              Section 1542, which provides as follows:

         "A general release does not extend to claims the creditor does not know or suspect to exist in his favor at the time of
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         executing the release, which if known by him, must have materially affected settlement with the debtor."

         Each party, being aware of this code section, hereby expressly waives any rights it may have thereunder, as well as under any other statutes or common law principles of similar effect.

     6.  Miscellaneous.

         (a) Effectiveness. This Agreement shall be effective immediately upon its execution and delivery by each party hereto.

         (b) Representations and Warranties. Each party hereto hereby represents and warrants to each other party hereto that such party has not heretofore assigned or transferred, or purported to assign or transfer, any of the Claims (or any part thereof) released under this Agreement. These representations and warranties are deemed to and shall survive the execution hereof by the parties hereto. Each party hereto agrees to indemnify, defend and hold harmless the other party hereto from and against any claim based upon, in connection with, or arising out of any such assignment or transfer or purported or claimed assignment or transfer.

         (c) Governing Law. Interpretation and enforcement of this Agreement shall be governed by the laws of the state of California. The federal and state courts of Orange County, California shall have exclusive jurisdiction over any actions arising hereunder. In the event one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

         (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that neither party hereto shall assign any of its obligations under this Agreement without the specific written consent of the other party hereto.

         (e) Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and which together shall be deemed one and the same instrument.
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RHYTHMS LINKS INC.                      STEEL ENTERPRISE HOLDINGS, INC.


By:________________________________     By:________________________________

Its:_______________________________     Its:_______________________________

Date:______________________________     Date:______________________________


RHYTHMS NETCONNECTIONS INC.


By:________________________________

Its:_______________________________

Date:______________________________